EXHIBIT 99.1

Press Release

For Immediate Release
 Company contact: Robert W. Howard, Executive Vice President, Finance and Investor Relations, or Jim Felton, Investor Relations Manager, 303-293-9100

Bill Barrett Corporation To Conduct
First Quarter 2005 Results Conference Call May 5, 2005

DENVER — April 26, 2005 — Bill Barrett Corporation (NYSE: BBG) intends to release its financial and operating results for the first quarter of 2005 after the market closes on Thursday, May 5, 2005. A conference call to discuss these results is scheduled for 4:30 p.m. EDT (3:30 p.m. CDT, 2:30 p.m. MDT) on Thursday, May 5, 2005. The conference call details are:

Call-in Number:	800-344-0624 US/Canada
706-643-1890 International
Passcode:	5841043

Access to a live Internet broadcast will be available at www.billbarrettcorp.com by clicking on the link entitled “Webcasts.”

A telephonic replay will be available approximately two hours after the call on Thursday, May 5, 2005 and will continue to be available through Saturday, May 7, 2005. You may access this replay at:

Replay Number:	800-642-1687 US/Canada
706-645-9291 International
Passcode:	5841043

A webcast archive also will be made available approximately one hour after the conference call. The web archive can be accessed at www.billbarrettcorp.com until the Company’s annual meeting May 19, 2005.

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, explores for and develops oil and natural gas in projects across nine basins in the U.S. Rocky Mountains. The Company trades publicly under the symbol BBG on the New York Stock Exchange. For further information, please visit www.billbarrettcorp.com.

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